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                                                                   EXHIBIT 10.84

                                                                  EXECUTION COPY

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                    SECOND SPECIFIC PROPERTY LEASE AMENDMENT
                                  BY AND AMONG
                            KINDRED HEALTHCARE, INC.,
                     KINDRED HEALTHCARE OPERATING, INC., AND
                       VENTAS REALTY, LIMITED PARTNERSHIP

         Master Lease No.:   1

         Facility No.:       MA #985

         Property Address:   160 Main Street
                             Walpole, Massachusetts

         Index No.:          1-54


     This Specific Property Lease Amendment (this "Amendment") is made and entered into as of the 19th day of December, 2002, by and between Ventas Realty, Limited Partnership, a Delaware limited partnership (together with its successors and assigns, "Lessor") having an office at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207, and Kindred Healthcare, Inc., a Delaware corporation formerly known as Vencor, Inc., and Kindred Healthcare Operating, Inc., a Delaware corporation formerly known as Vencor Operating, Inc. ("Operator")(Operator, jointly and severally with Kindred Healthcare, Inc. and their permitted successors and assignees, "Tenant"), both having an office at 680 South 4th Avenue, Louisville, Kentucky 40202.

                              W I T N E S S E T H:

A. WHEREAS, Lessor and Tenant have heretofore entered into a certain Amended and Restated Master Lease Agreement No. 1 dated as of April 20, 2001 (as the same may have heretofore been, is hereby, or may hereafter be amended, amended and restated, supplemented, modified, renewed, extended or replaced, the "Lease") demising to Tenant, among other properties, the real property described in Exhibit A attached hereto and made a part hereof and commonly known as Harrington House Nursing and Rehabilitation Center, together with the improvements thereon (the "Existing Leased Premises").

B. WHEREAS, as of the date hereof, Lessor, with the consent of Tenant, will subject certain contiguous parcels of real property located in Walpole, Massachusetts, including the Existing Leased Premises, to a condominium form of ownership to be known as the New Pond Village Condominium (the "Condominium") and to be governed by a Master Deed (the "Master Deed"), Unit Deeds (the "Unit Deeds"), a Declaration of Trust (the "Declaration of Trust"), Condominium Bylaws (the "Bylaws"), and Rules and Regulations (the "Rules and Regulations"; and together with the Master Deed, the Unit Deeds, the Declaration of Trust, the Bylaws and any other document governing the

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     Condominium, each as amended from time to time, the "Condominium
     Documents") by the recording of the Master Deed, Units Deeds, and Declaration of Trust dated as of the date hereof.

C. WHEREAS, the Condominium shall contain a Nursing Home Unit (consisting of certain portions of the Existing Leased Premises) and an Independent/Assisted Living Facility Unit, and certain general and limited common elements appurtenant thereto, all as described in the Condominium Documents.

D. WHEREAS, Lessor and Tenant desire to amend the Lease, as it relates to the Existing Leased Premises, on the terms described in this Amendment.

E. WHEREAS, capitalized terms not defined herein shall have the meanings given to them in the Condominium Documents.

     NOW, THEREFORE, in consideration of the covenants set forth herein, the payment of One Dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Tenant hereby mutually covenant and agree as follows:

1. As of the date hereof, the Lease, as it applies to the Existing Leased Premises, is amended: (a) to confirm and adopt the amended legal description that is attached hereto and made a part hereof as Exhibit B (the "Revised Leased Premises") in substitution for the Existing Leased Premises for all purposes under the Lease, and (b) to confirm Tenant's agreement to treat the Condominium Documents as "Permitted Encumbrances," as defined in, and for all purposes of, the Lease, and to subordinate the Lease to the Condominium Documents.

2. Tenant hereby accepts and ratifies the provisions of the Condominium Documents, and agrees that all such provisions are and shall be deemed to be covenants running with the land which bind Tenant and its successors in interest as if such provisions were recited or stipulated at length herein. Tenant agrees that the Lease, as it relates to the Revised Leased Premises, is and shall remain subordinate in every respect to the Condominium Documents and to Chapter 183A of the Massachusetts General Laws, in each case as amended from time to time. As long as Tenant is a tenant of the Nursing Home Unit, and there is not then continuing an Event of Default (as such term is defined in the Lease) of Tenant, Tenant shall be permitted, but not required (unless any such step represents a duty, liability or obligation of Tenant by virtue of the Condominium Documents being deemed "Permitted Encumbrances" for purposes of the Lease), to take such steps as are reasonably necessary to cure, on behalf of Lessor, any default under the Condominium Documents that results from a failure by Lessor to perform any duty or satisfy any liability or obligation under the Condominium Documents.

3. Lessor hereby covenants that, as long as Tenant is a tenant of the Nursing Home Unit, and there is not then continuing an Event of Default (as such term is defined in the Lease) of Tenant, in addition to any other obligations of Lessor under the Lease, Lessor shall:

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     (a)  Pay to (or credit to the account of) Tenant (i) any amounts refunded to Lessor or otherwise credited, as a refund, to the account of Lessor, as the Nursing Home Unit Owner, in respect of Common Expenses previously paid directly or indirectly by Tenant, and (ii) any amounts paid to Lessor or otherwise credited back to the account of Lessor, as the Nursing Home Unit Owner, pursuant to the last sentence of Section 7(d) of the Bylaws, but only if the casualty damage to which such proceeds relate is fully repaired and restored; Lessor agreeing that Lessor shall take any commercially reasonable steps available to Lessor under the Condominium Documents which are reasonably requested by Tenant to ensure that any repair or restoration of the General Common Elements that is to be undertaken by the Condominium Trust is completed to the standard and within the time frame provided in the Condominium Documents. As used in this Amendment, references to amounts "indirectly paid" by Tenant mean amounts paid by Tenant to Lessor specifically in respect of amounts owed by Lessor to the Condominium Trust;


     (b) Fund the Reserves required to be funded pursuant to Section 3(c) of the Bylaws; provided that Tenant shall reimburse Lessor on demand for the Nursing Home Unit's share of any amounts drawn down by the Condominium Trust from such Reserves to the extent such draw down is utilized to pay for expenditures for which Tenant (and not Lessor) is responsible under the Lease and this Amendment;

     (c) Upon written request of Tenant, make all requisite arrangements on Tenant's behalf to permit Tenant to obtain access to all reports, documents, and information to which Lessor is entitled as a Unit Owner of the Condominium or provide certified and complete copies of all of the foregoing received by Lessor in its capacity as the Nursing Home Unit Owner; and

     (d) (i) Upon the written request of Tenant, cause any of Tenant's Leasehold Mortgagees (as defined in the Lease) with an interest in the Revised Leased Premises (including, as of the date hereof, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank, successor by merger to Morgan Guaranty Trust Company of New York), as senior collateral agent and as second priority collateral agent (in such capacity, "JP Morgan Chase Bank") to be added as a "Listed Mortgagee" for all purposes under the Condominium Documents, and (ii) cause Tenant to be added as a "Listed Mortgagee" solely for purposes of Section 7(b) of the Bylaws.

4. Lessor and Tenant agree that, with respect to the Tenant
Consent/Approval/Agreement Matters defined in Section 5 below:

          (a) Whenever the consent, approval or agreement of Lessor, as owner of the Nursing Home Unit (Lessor or any successor-in-interest of Lessor under

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               the Condominium Documents, in such capacity, the "Nursing Home
               Unit Owner"), or the Trustee appointed by the Nursing Home Unit Owner ("Nursing Home Unit Trustee") is required before an action with respect to a Tenant Consent/Approval/Agreement Matter may be taken, continued or terminated, Lessor shall notify Tenant (with a copy to any party added as a "Listed Mortgagee" pursuant to
               Section 3(d)(i) above) in writing thereof (a
               "Consent/Approval/Agreement Notice"), and such notification shall be sent to Tenant as quickly as is commercially reasonable (taking into account Lessor's obligation to include in such Consent/Approval/Agreement Notice certain information as more fully provided in Section 4(d) below) after Lessor learns that such action is of the type covered by this Section 4 and, in any event, prior to any such action's being taken, continued or terminated;

          (b) Within ten (10) days following Tenant's receipt of a Consent/Approval/Agreement Notice (or, if the Nursing Home Unit Owner or the Nursing Home Unit Trustee, as applicable, is required to take action with respect to such matter within a shorter period of time, within the shorter of (x) three (3) business days following Tenant's receipt of the Consent/Approval/ Agreement Notice and (y) an amount of time following Tenant's receipt of the Consent/Approval/Agreement Notice equal to three-quarters (3/4) of the time available under the Condominium Documents to the Nursing Home Unit Owner or the Nursing Home Unit Trustee, as applicable, to make such decision) (such time period, the "Decision Period"), Tenant shall notify Lessor (with a copy to any party added as a "Listed Mortgagee" pursuant to Section 3(d)(i) above) in writing (a "Tenant Response Notice") as to whether it wishes to grant its consent, approval or agreement to the proposed Consent/Approval/Agreement Matter or to withhold its consent, approval or agreement to such proposed matter (it being agreed by Tenant and Lessor that, if Tenant shall not so respond to Lessor within the Decision Period, Tenant shall be deemed to have granted its consent, approval and agreement to whatever action the Nursing Home Unit Owner or the Nursing Home Unit Trustee, as the case may be, shall choose to take with respect to such matter)


          (c) If, pursuant to subparagraph (b) above, a Tenant Response Notice notifies Lessor of Tenant's decision to withhold its consent, approval or agreement with respect to a particular Tenant Consent/Approval/Agreement Matter, such Tenant Response Notice must also specify either (i) the reason or reasons for Tenant's withholding such consent, approval or agreement, or (ii) as described in subparagraph (d) below, that Tenant is not required to provide any such reason;

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          (d)  In granting or withholding its consent, approval or agreement to any proposed action described in a Consent/Approval/Agreement Notice, Tenant shall be required to adhere to the same decision making standard as is required of the Nursing Home Unit Owner or the Nursing Home Unit Trustee, as applicable, by the terms, or legal effect, of the Condominium Documents (and Lessor agrees (x) to use its best efforts to identify the applicable standard in the Consent/Approval/Agreement Notice and (y) upon request of Tenant, to confer with Tenant in connection with its identification of the applicable standard for purposes of complying with the terms of this sentence). For example, (i) if the Condominium Documents provide that the Nursing Home Unit Owner or Nursing Home Unit Trustee, as applicable, may grant or withhold its consent, approval or agreement to a particular Tenant Consent/Approval/Agreement Matter in its sole discretion, then Tenant may grant or withhold its consent, approval or agreement thereto in its sole discretion, and in such case Tenant may specify in its Tenant Response Notice that it is permitted to take such action in its sole discretion and is not otherwise required to provide a reason for such granting or withholding, and (ii) if the Condominium Documents provide that the Nursing Home Unit Owner or the Nursing Home Unit Trustee, as applicable, may withhold its consent, approval or agreement to a particular Tenant Consent/Approval/Agreement Matter only for a reasonable reason or reasons, then Tenant must adhere to such standard, and in such case, Tenant must specify in its Tenant Response Notice a reasonable reason or reasons for its decision contained therein;

          (e) (i) If, in a Tenant Response Notice, Tenant has withheld its consent, approval or agreement to any Tenant Consent/Approval/Agreement Matter, then Lessor, as the Nursing Home Unit Owner, shall, or shall require the Nursing Home Unit Trustee to, as applicable, withhold its consent, approval or agreement to such Tenant Consent/Approval/Agreement Matter; and

               (ii) If, in a Tenant Response Notice, Tenant has granted (or been deemed to have granted) its consent, approval or agreement to a particular Tenant Consent/Approval/Agreement Matter, then:

                    (1) if such matter is one of the Tenant Consent/Approval/ Agreement Matters described in any of Sections 5(a) through (e) and 5(i) below, Lessor, as the Nursing Home Unit Owner, shall, or shall instruct the Nursing Home Unit Trustee to, as applicable, grant its consent, approval or agreement to such Tenant Consent/ Approval/Agreement Matter unless it has a reasonable reason or reasons for withholding the same, and

                    (2) if such matter is one of the Tenant Consent/Approval/ Agreement Matters described in any of Sections 5(f) through (h) or Sections 5(j) through (l) below, Lessor, as the Nursing Home Unit Owner,

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               may, or may instruct the Nursing Home Unit Trustee to, as
               applicable, grant or withhold its consent, approval or agreement to such Tenant Consent/Approval/Agreement Matter in its sole discretion; provided that, if in a Tenant Response Notice, Tenant has expressly granted its consent, approval or agreement to a particular Tenant Consent/Approval/Agreement Matter, Lessor, as the Nursing Home Unit Owner, shall, or shall require the Nursing Home Unit Trustee to, as applicable, grant its consent, approval or agreement to such Tenant Consent/Approval/Agreement Matter if
               (A) such matter is a Tenant Consent/Approval/Agreement Matter described in Section 5(j) and also relates solely to a matter to which Tenant would have been permitted under the Lease to grant its consent, approval or agreement without further input from or action on the part of Lessor before the Leased Premises were subject to a condominium regime, and (B) the proposed allocation of Common Expenses would cause the Nursing Home Unit Owner's allocated Common Expenses at all times to be lower than they are at the time the relevant Consent/Approval/Agreement Notice is sent; and (C) either (I) the granting of a consent, approval or agreement to the relevant Consent/Approval/Agreement Matter will not otherwise adversely affect Lessor or the Nursing Home Unit (as determined by the Lessor in its reasonable discretion), or
               (II) the consent, approval or agreement will be revocable by Lessor in its sole discretion at the termination of the Lease such that Lessor will not be bound by the reallocation after the termination of the Lease.

5. The "Tenant Consent/Approval/Agreement Matters" are limited to the following:

     (a) the adjustment of any casualty or condemnation losses affecting the General Common Elements;

     (b) the granting of permission to allow the Nursing Home Unit, the Nursing Home Unit Limited Common Elements, the General Common Elements, or utilities serving the Nursing Home Unit, the Nursing Home Unit Limited Common Elements, or the General Common Elements to be obstructed or otherwise cut off during construction by the Board of Trustees or any Unit Owner (or their tenant(s));

     (c) any action pursuant to which parking, other paved facilities or other improvements in the General Common Elements would be materially expanded;

     (d) the appointment of a new Managing Agent of the Condominium;

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     (e) the amendment, rescission, or waiver of any material provision of any management agreement;

     (f) any decisions with respect to the General Common Elements (including adopting Budgets) which will result in costs to or other obligations of Tenant which are materially higher than the costs to and obligations of Tenant immediately prior to such decision;

     (g) the termination and/or partition of the Condominium to the extent such action would cause adverse regulatory consequences (e.g., licensure or zoning violations or violations of the Permitting Decisions) to Tenant;

     (h) the amendment, rescission, or waiver of any material provision of the Condominium Documents in a manner that would materially increase Tenant's direct or indirect obligations or liabilities under the Condominium Documents;

     (i) a decision not to restore the General Common Elements following a casualty or condemnation;

     (j) the allocation of any Common Expense in a manner other than based on Percentage Interests and/or Beneficial Interests;

     (k) the adjustment or amendment of the Percentage Interests or Beneficial Interest of any Unit Owner; or

     (l) any material amendment to the permitted uses of all or any portion of the Condominium property.

6. Tenant hereby covenants that, as long as Tenant is a tenant of the Nursing Home Unit, Tenant shall:

     (a) provide prompt notice to Lessor of any written notice it receives of:

          (i) any violation of any Legal Requirements (as defined in the Condominium Documents) affecting the Revised Leased Premises or the Condominium; and

          (ii) any change in its insurance coverage relating to the Revised Leased Premises.

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     (b) operate the Nursing Home Unit in a manner which is consistent with, and will not cause a default under, the Condominium Documents.

7. Each of Lessor and Tenant agrees that a breach by it under this Amendment shall also constitute a breach of a Permitted Encumbrance by it under the Lease, subject in all respects to the terms and conditions of the Lease, including, without limitation, the limitations set forth in clauses (a) through (c) of
Section 8.3.1 of the Lease, the notice and cure rights afforded to Tenant under
Section 8.3 of the Lease, and the indemnification obligations of Tenant under
Section 24.1 of the Lease.

8. This Amendment is being executed to amend the Lease as it applies to the Revised Leased Premises, and is not intended to amend the Lease in any respect other than as expressly provided herein. Without limitation of the foregoing, Lessor and Tenant acknowledge and agree that the Lease relates to the Revised Leased Premises and multiple other properties and that, as provided in the Lease, the Lease demises all of such properties as a unified commercial operating lease and Lessor is not obligated, and may not be required, to lease less than all of such properties pursuant to the Lease. As amended hereby, the Lease remains in full force and effect and shall bind and inure to the benefit of Lessor and Tenant and their respective successors and assigns and all those claiming by, through or under them.

9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument, with the same effect as if the signatures thereto were upon the same instrument.

10. Notwithstanding anything to the contrary contained in the Lease, unless a cost (i) is incurred as a result of an act or omission by Tenant in contravention of the Lease, or (ii) is otherwise the obligation of Tenant pursuant to Section 24.1 of the Lease, or (iii) is incurred at the request of Tenant, Lessor hereby agrees that Tenant shall not be responsible for paying the following amounts relating to the Condominium:

     (a) any cost or expenses incidental to (i) fidelity bonds or (ii) fidelity insurance coverage, in each case, purchased and maintained by the Trustees pursuant to the Condominium Documents;

     (b) the cost or expense of any compensation paid to the Trustees pursuant to the second paragraph of Section 3(n) of the Declaration of Trust;

     (c) any costs or expense arising in connection with the Indemnity of the Trustees set forth in Section 3(o) of the Declaration of Trust;

     (d) the cost of (i) any collection, suit, foreclosure or other action undertaken in connection with a default by the Nursing Home Unit Owner under the Condominium Documents (including any action to enjoin, abate or remedy such default), (ii) any cure of a default by the Nursing Home Unit Owner under the Condominium Documents, or (iii) any default interest payable by the Nursing

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          Home Unit Owner in connection with the foregoing items (i) and (ii), in each case if and to the extent such cost is owed to the Board of Trustees, the Managing Agent or the Unit Owner of the Independent/Assisted Living Unit pursuant to the Condominium Documents (including, without limitation, Section 17(b)(i), (b)(ii) or (b)(iii) of the Bylaws); and

     (e) any liability under the indemnity provision set forth in clause (i) of the second paragraph of Section 8(a) of the Master Deed.

11. Provided that the same is executed and delivered to Tenant by each counterparty thereto, Tenant hereby agrees to execute, deliver and perform a letter agreement in the form attached hereto as Exhibit C, whereby Tenant will agree, pursuant to the terms set forth in said letter agreement, to provide priority placement in its facility located on the Revised Leased Premises for the residents of the ILF/ALF Facility (as such term is defined in such Exhibit
C), and the owner of the ILF/ALF Facility will agree, pursuant to the terms set forth in said letter agreement, to provide priority placement in the ILF/ALF Facility to the residents of Tenant's facility located on the Revised Leased Premises.

12. Lessor hereby agrees to indemnify Tenant and any mortgagee of Tenant and hold Tenant and any mortgagee of Tenant harmless from and against the following:

     (a) any loss, damage or other cost (including, without limitation, reasonable out-of-pocket attorneys' fees) sustained by such party if, as a result of the submission of the property to the Condominium, any part of the Revised Leased Premises is held to be (i) a subdivision under Massachusetts law, or (ii) in violation of applicable zoning rules and regulations (including, without limitation, the Permitting Decisions);

     (b) any loss, damage or other cost (including, without limitation, reasonable out-of-pocket attorneys' fees) sustained by such party resulting from Lessor's default under the Condominium Documents as the Nursing Home Unit Owner; provided that no such loss, damage or other cost (i) is incurred as a result of an act or omission by Tenant in contravention of the Lease, or (ii) is otherwise the obligation of Tenant pursuant to the Lease, including, without limitation, Section
          24.1 thereof, or (iii) is incurred at the request of Tenant.

13. Lessor hereby covenants that Lessor shall send written notice to all parties to the Condominium Documents within five (5) business days of the date hereof (and, in the case of any management agreement relating to any Managing Agent, Lessor shall send written notice to all parties to such agreement within five
(5) business days of the date such agreement is executed if so permitted therein), which notice shall state that, for so long as Tenant is the tenant of the Nursing Home Unit, copies of all notices delivered to Lessor pursuant to such agreements shall also be delivered to the following at the following addresses (or to such other addresses as may, from time to time, be supplied to Lessor by Tenant):

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                  Kindred Healthcare, Inc.
                  680 South Fourth Avenue
                  Louisville, KY 40202
                  Attn:  James H. Gillenwater, Jr.
                  e-mail: James_Gillenwater@kindredhealthcare.com
                  Telephone: 502-596-7407

                  With a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY 10006
                  Attn:  Steven Horowitz
                  e-mail: shorowitz@cgsh.com
                  Telephone: (212) 225-2580

14. Lessor and Tenant hereby acknowledge that, as between Lessor and Tenant, the provisions of the Lease relating to the use and disposition of insurance and condemnation proceeds, including without limitation, the provisions of Section
14.1 thereof, continue in full force and effect, and, to the extent that such provisions of the Lease require that such proceeds of insurance or condemnation proceeds are to be paid or are payable to Tenant, but Lessor, as the Nursing Home Unit Owner, instead receives or is entitled to receive such proceeds in accordance with the terms of the Condominium Documents, then Lessor hereby (a) absolutely and unconditionally assigns such proceeds to Tenant, to be held or applied by Tenant in a manner consistent with the provisions of the Lease, and
(b) further agrees that, if Lessor receives any insurance or condemnation proceeds assigned to Tenant pursuant to the foregoing clause (a), Lessor shall be deemed to be holding the same in trust for the benefit of Tenant and shall immediately cause such proceeds to be paid to Tenant. Lessor agrees that the assignment provided for in this Section 14 constitutes a present, outright, immediate, continuing and absolute assignment. Lessor further agrees that such assignment shall not be construed to impose any obligation upon Tenant other than the obligations otherwise applicable to Tenant under the Lease.

15. The easements, rights and appurtenances benefiting the Nursing Home Unit under the Condominium Documents shall be deemed to be "easements, rights and appurtenances relating to the Land and the Leased Improvements" for purposes of
Section 1.1(iii) of the Lease.

16. As provided in the Bylaws, the Lease shall be subject in every respect to Chapter 183A, the Master Deed, the Declaration of Trust, and the Bylaws and Rules and Regulations, in each case as amended from time to time.

17. Notwithstanding anything to the contrary contained herein, no action taken by Tenant (and no failure to act on the part of Tenant), to the extent expressly permitted under the terms of this Amendment, shall be deemed to violate Tenant's obligations under Section 8.3 of the Lease, nor shall any such action (or failure to act), even if leading to a default under the Condominium Documents, constitute a default under the Lease.

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18. Lessor hereby covenants that if, following a substantial casualty or condemnation involving the Nursing Home Unit and the Limited Common Element appurtenant thereto, Tenant offers to acquire the same from Lessor pursuant to
Section 14.2.1(B) of the Lease, and such offer is made within the 120-day period immediately following such casualty or condemnation, then Lessor shall accept or reject such offer within sixty (60) days of Lessor's receipt of such offer from Tenant (Lessor agreeing that any failure to so accept or reject such offer within such time period shall be deemed to be a rejection thereof for all purposes under the Lease).

19. Except as amended hereby, the Lease remains in full force and effect and shall bind and inure to the benefit of Lessor and Tenant as provided therein.

                   [Signatures appear on the following page.]

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     IN WITNESS WHEREOF, the parties hereto have executed this Specific Property
Lease Amendment the day and year first above written.

                               TENANT:

[Seal]                         KINDRED HEALTHCARE, INC., a Delaware corporation

                               By: /s/ James Gillenwater
                                   --------------------------------------------
                                   James Gillenwater, Senior Vice President -
                                   Planning and Development

                               By: /s/ Teri Hartlage
                                   --------------------------------------------
                                   Teri Hartlage, Assistant Treasurer

[Seal]                         KINDRED HEALTHCARE OPERATING, INC., a
                               Delaware corporation

                               By: /s/ James Gillenwater
                                   ---------------------------------------------
                                   James Gillenwater, Senior Vice President -
                                   Planning and Development

                               By: /s/ Teri Hartlage
                                   ---------------------------------------------
                                   Teri Hartlage, Assistant Treasurer

                                       12

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State / Commonwealth of Kentucky

County of Jefferson                                            December 18, 2002


On this 18 day of December, 2002, before me appeared James Gillenwater, Senior Vice President - Planning and Development of Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., each a Delaware corporation, who acknowledged the foregoing to be his free act and deed, and the free act and deed of each of Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. before me.

                                            /s/ Lois A. Bailey
                                            ------------------------------------
                                            Notary Public

                                            My commission expires: Apr 23, 2006



State / Commonwealth of Kentucky

County of Jefferson                                            December 18, 2002


On this 18 day of December, 2002, before me appeared Teri Hartlage, Assistant Treasurer of Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., each a Delaware corporation, who acknowledged the foregoing to be his free act and deed, and the free act and deed of each of Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc. before me.

                                            /s/ Lois A. Bailey
                                            ------------------------------------
                                            Notary Public

                                            My commission expires: Apr. 23, 2006

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                                            LESSOR:

[Seal]                                      VENTAS REALTY, LIMITED PARTNERSHIP,
                                            a Delaware limited partnership

                                            By: Ventas, Inc., a Delaware
                                            corporation, its general partner



                                            By: /s/ T. Richard Riney
                                               ---------------------------------
                                               T. Richard Riney, Executive
                                               Vice President

State / Commonwealth of Kentucky

County of Jefferson                                            December 11, 2002


On this 11th day of December, 2002, before me appeared T. Richard Riney, Executive Vice President of Ventas, Inc., a Delaware corporation, general partner of Ventas Realty, Limited Partnership, a Delaware limited partnership, who acknowledged the foregoing to be his free act and deed, and the free act and deed of Ventas Realty, Limited Partnership, before me.

                                            /s/ Dana J. Baker
                                            ------------------------------------
                                            Notary Public
                                            My commission expires: 3/28/05

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

The foregoing Amendment is consented to and agreed to by Tenant's Leasehold Mortgagee, JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank, successor by merger to Morgan Guaranty Trust Company of New York), as senior collateral agent and as second priority collateral agent.

JPMORGAN CHASE BANK (f/k/a The
Chase Manhattan Bank, successor
by merger to Morgan Guaranty
Trust Company of New York), as
senior collateral agent and as
second priority collateral agent:

By:  /s/ Dawn Lee Lum
Name:  Dawn Lee Lum
Title:  Vice President

State / Commonwealth of New York

County of New York                                             December 11, 2002


On this 13th day of December, 2002, before me appeared Dawn Lee Lum, Vice President of JPMorgan Chase Bank, a New York banking corporation, in its capacity as senior collateral agent and as second priority collateral agent, who acknowledged the foregoing to be his free act and deed, and the free act and deed of JPMOrgan Chase Bank, before me.

                                            /s/ James F. Henderson
                                            ------------------------------------
                                            Notary Public
                                            My commission expires:

                                    EXHIBIT A

                            EXISTING LEASED PREMISES

That certain parcel of land shown as "Lot 2, Area 425,606 S.F., 9.77 Ac." on a plan entitled "Plan of Land in Walpole, Mass." dated March 20, 1986 by Norwood Engineering Co., Inc., as recorded with the Norfolk County Registry of Deeds in Plan Book 372 and Plan No. 1024 of 1988.

                                    EXHIBIT B

                             REVISED LEASE PREMISES
                       (DESCRIPTION OF NURSING HOME UNIT)

The Nursing Home Unit of New Pond Village Condominium, together with all appurtenant easements and an undivided percentage of the common elements as established by Master Deed executed by Ventas Realty, Limited Partnership, dated ____________________, 2002, and recorded with the Norfolk County Registry of Deeds in Book _____, Page _____.

                                    EXHIBIT C

                            FORM OF LETTER AGREEMENT

                       VENTAS REALTY, LIMITED PARTNERSHIP
                              4360 Brownsboro Road
                                    Suite 115
                           Louisville, Kentucky 40207

                            ___________________, 2002

New Pond Village Associates
c/o Atria, Inc.
501 South Fourth Avenue
Suite 140
Louisville, Kentucky 40202

         Re:  New Pond Village Condominium

Ladies and Gentlemen:

     This letter agreement shall serve to acknowledge our respective ownership of the Nursing Home Unit and the Independent/Assisted Living Unit in the above referenced Condominium and confirm our understanding with respect to (i) the admission of residents of the independent and/or assisted living facility (the "ILF/ALF Facility") operated at the Independent/Assisted Living Facility Unit to the nursing home/health care facility (the "Nursing Facility") operated at the Nursing Home Unit and (ii) the admission of the residents of the Nursing Facility to the ILF/ALF Facility.

     For so long as the Ventas Realty, Limited Partnership, or any of its affiliates, owns the Nursing Home Unit, it shall admit or shall cause the tenant thereof to admit to the Nursing Facility, on a priority basis, to the extent allowable by law, any resident of ILF/ALF Facility, provided that such resident is seeking admission to the Nursing Facility and meets the then applicable criteria of the Nursing Facility for admission.

     For so long as the New Pond Village, LLC or any of its affiliates, owns the ILF/ALF Facility, it shall admit or shall cause the tenant thereof to admit to the ILF/ALF Facility, on a priority basis, to the extent allowable by law, any resident of Nursing Facility, provided that such resident is seeking admission to the ILF/ALF Facility and meets the then applicable criteria of the ILF/ALF Facility for admission, purchases the requisite Mortgage Bond and enters into the then applicable Residency Agreement.

                                            Very truly yours,

                                      NURSING HOME UNIT OWNER

                                      VENTAS REALTY, LIMITED PARTNERSHIP, a
                                      Delaware limited partnership

                                      By: Ventas, Inc., a Delaware corporation,
                                          its general partner



                                      By:
                                         ---------------------------------------
                                         T. Richard Riney, Executive Vice
                                         President

AGREED TO:

NEW POND VILLAGE, LLC, a Delaware limited liability company

By:  Atria, Inc., a Delaware corporation, its sole Member



By:
   ----------------------------------------------------
Carmin Grandinetti, Senior Vice President

AGREED TO:

KINDRED HEALTHCARE, INC., a Delaware corporation



By:
   ----------------------------------------------------
   James Gillenwater, Senior Vice President - Planning
   and Development


KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation



By:
   ----------------------------------------------------
   James Gillenwater, Senior Vice President - Planning
   and Development